UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2012

LoopNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52026	77-0463987
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000 San Francisco, CA 94107	94107
(Address of Principal Executive Offices)	(Zip Code)

(415) 243-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on June 30, 2011, LoopNet, Inc. (the “Company”) and CoStar Group, Inc. (“CoStar”) each received a Request for Additional Information (commonly referred to as a “second request”) from the U.S. Federal Trade Commission (“FTC”) with respect to the proposed acquisition of the Company by CoStar (the “merger”) originally announced on April 27, 2011. In addition, as previously announced on October 26, 2011, at the request of the FTC, the Company and CoStar agreed to extend the waiting period imposed by the Hart-Scott-Rodino Act (the “HSR Act”) from 30 to 60 days after the date of substantial compliance with the second request, which was certified by the Company and CoStar on November 4, 2011.

The Company and CoStar have voluntarily agreed to further extend the waiting period imposed by the HSR Act on a 45-day rolling basis to allow them to engage in discussions with the FTC to determine whether there is a possible basis for, and to discuss the possible terms of, a mutually acceptable consent order that would allow the merger to close. As of the date hereof, the parties have not yet reached substantive agreement on the terms of such a consent order, and there can be no assurance that such agreement will be reached in a timely manner or at all. If either the Company and CoStar, on the one hand, or the FTC Staff, on the other hand, believes that discussions towards a possible consent order are not moving forward productively, either may trigger commencement of the 45-day period, in writing, after the expiration of which the waiting period imposed by the HSR Act will expire, unless extended voluntarily by the parties or terminated sooner by the FTC. The Company remains committed to working with the FTC as it conducts its review of the merger. Completion of the merger remains subject to the expiration or termination of the waiting period under the HSR Act and other customary closing conditions.

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing of the merger, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of the Company and CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the possibility that the FTC will request additional extensions to the waiting period imposed by the HSR Act; the possibility that the Company, CoStar and the FTC cannot reach a mutually acceptable resolution in a timely manner or at all; the possibility that conditions, divestitures or changes relating to the operations or assets of the Company and CoStar will be required to obtain required governmental clearances or approvals, including, but not limited to, clearance or approval by the FTC; the possibility that the merger does not close, including, but not limited to, due to the failure to obtain governmental clearances or approvals; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of the Company and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; and failure to obtain any required financing on favorable terms. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly

Report on Form 10-Q for the quarter ended September 30, 2011 and CoStar’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (http://www.sec.gov). Neither the Company nor CoStar undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information for LoopNet Stockholders

In connection with the proposed transaction, CoStar filed with the SEC, and the SEC declared effective, a Registration Statement on Form S-4 that included a preliminary proxy statement of the Company that also constituted a preliminary prospectus of CoStar. On June 7, 2011, CoStar filed a final prospectus and the Company filed a definitive proxy statement and the Company began mailing the proxy statement/prospectus to the Company’s stockholders, who approved the transaction on July 11, 2011. Investors and security holders are encouraged to read these materials as well as any other relevant documents filed with the SEC regarding the proposed transaction, because they contain important information regarding the proposed transaction. Copies of all documents filed with the SEC regarding the proposed transaction, including the proxy statement/prospectus, may be obtained free of charge at the SEC’s website, www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by referenced in the proxy statement/prospectus can also be obtained, free of charge, by directing a request by mail to LoopNet, Inc., Attn: Secretary, 185 Berry Street, Suite 4000, San Francisco, California 94107, by telephone at (415) 243-4200, from the investor relations section of LoopNet’s website at http://www.loopnet.com or from CoStar’s website, www.costar.com/Investors.aspx under the tab “SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC.
(Registrant)

Date: January 3, 2012	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration